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                                   EXHIBIT 99.B

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached
Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

Dated: April 15, 2005


          CITIGROUP GLOBAL MARKETS INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary


          CITIGROUP FINANCIAL PRODUCTS INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary


          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary


          CITIGROUP INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary